CENTRAL VERMONT PUBLIC SERVICE CORPORATION

                    Fifth Amendment and Extension Agreement

                                      to

                        Receivables Purchase Agreement

     This Fifth Amendment and Extension Agreement (this "Amendment") dated as of November 29, 1993, to Receivables Purchase Agreement dated as of November 29, 1988, as amended by Amendment Agreement No. 1 dated as of December 21, 1988, Letter Agreement dated November 27, 1989, Second Amendment and Extension Agreement dated as of November 29, 1990, Third Amendment and Extension Agreement dated as of November 29, 1991, and Fourth Amendment and Extension Agreement dated as of November 29, 1992 (as so amended, the "Purchase Agreement") between CENTRAL VERMONT PUBLIC SERVICE CORPORATION (the "Seller") and THE FIRST NATIONAL BANK OF BOSTON (the "Bank"). Capitalized terms used herein but not defined shall have the meanings assigned to them in the Purchase Agreement.

     WHEREAS, pursuant to 2.1(b) of the Purchase Agreement, the Purchase Termination Date is scheduled to occur on the second anniversary of the Closing Date, as extended for one-year periods from time to time, currently extended to November 29, 1994; and

     WHEREAS, by means of a letter dated October 15, 1993 from the Seller to the Bank the Seller has requested that the Purchase Termination Date be extended for an additional one-year period beyond November 29, 1994, and the Bank is willing to so extend the Purchase Termination Date, on the terms and conditions contained herein; and

     WHEREAS, the Seller and the Bank wish to make certain other changes to the Purchase Agreement, on the terms and conditions contained herein;

     NOW, THEREFORE, the Bank and the Seller agree as follows:

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     Section 1.  Amendment to the Purchase Agreement.  The Purchase Agreement
is hereby amended by deleting Schedule 1.1 thereto and substituting therefor a new Schedule 1.1 in the form attached hereto as Schedule 1.1.

     Section 2. Extension of the Purchase Termination Date. The Bank hereby agrees that the Purchase Termination Date referred to in 2.1(b) of the Purchase Agreement shall be extended for an additional one-year period, such that the Purchase Termination Date shall now occur on November 29, 1995.

     Section 3.  Representations and Warranties.

     The Seller represents and warrants as follows:

     (a) The execution and delivery of this Amendment and the performance by the Seller of the Purchase Documents as amended hereby are within the corporate powers of the Seller and have been duly authorized by all requisite corporate action by the Seller, do not contravene (i) the Seller's Articles of Association or by-laws or (ii) any law, rule, order, regulation or contractual restriction (including, without limitation, any restriction in the Indenture) binding on or affecting the Seller, and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

     (b) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery of this Amendment or the performance by the Seller of the Purchase Documents as amended hereby.

     (c) This Amendment and the Purchase Documents as amended hereby are the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (d) The representations and warranties contained in Section 6 of the Purchase Agreement are true and correct as of the date hereof as though made on and as of the date hereof (except that references to financial statements in Section 6.5 of the Purchase Agreement shall be deemed to refer to the most recent financial statements delivered by the Seller thereunder).

     (e) No Termination Event or event that, with the giving of notice or passage of time or both would become a Termination Event, has occurred and is continuing.

     Section 4.  Miscellaneous.

     (a) This Amendment and the modifications to the Purchase Agreement set forth herein shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

     (b) On and after the date hereof, each reference in the Purchase Agreement to "this Agreement" or words of like import shall mean and be deemed to be a reference to the Purchase Agreement as amended hereby.

     (c) Except as amended and modified hereby, the Purchase Agreement is in all respects ratified and confirmed as of the date hereof, and the terms, covenants and agreements therein shall remain in full force and effect.

     (d) This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date and year first above written.


CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By:  /s/  Jonathan W. Booraem
Title:  Treasurer



THE FIRST NATIONAL BANK OF BOSTON

By:  /s/  Daniel G. Head, Jr.
Title:  Vice President

                                                    Schedule 1.1

                 CENTRAL VERMONT PUBLIC SERVICE CORPORATION

                            CERTAIN CUSTOMERS

General Electric Co.
SKI, Ltd.
Wyeth Group
Specialty Paperboard
Stratton Corp.
Mack Molding
E.H.V. Industries
Eveready Battery Co.
Vermont Castings Foundry
Goldman Group
Johnson Controls
C&S Wholesale
Rutland Hospital
Carris Reels
OMYA
Middlebury College
Cersosimo Lumber Co.
Polymers, Inc.
Moore Associates, Inc.
G.W. Plastics

November 29, 1993